Exhibit 99.1

Franchise Holdings International completes investment in U.S Based Technology Company Dayhaps Inc.

Receives a 10% equity position in a thriving mobile and desktop application developer to Accelerate Growth.

TORONTO, CANADA, February 19, 2020 — Franchise Holdings International (OTCQB: FNHI), is pleased to announce that is has received a 10% equity position in US based Technology company Dayhaps Inc. Dayhaps is a US based software development company that has launched an effective and simple shareable group calendar application in the productivity space. Dayhaps Calendar has been said to be similar, in simplicity and design, to WhatsApp, a well know success story. Essentially “a WhatsApp for calendars”, Dayhaps users can create simple group calendars, share, and easily add or invite members using their mobile phone number. The app is currently available in 6 languages, and has a rapidly expanding user base in over 173 countries around the world. Dayhaps is available for Android (Google Play Store), iOS (Apple App Store). Dayhaps Inc is also working towards releasing a desktop web-pasted platform, which will offer seamless streamlining the app across Computer, Tablet, and Mobile Phone platforms.

Franchise Holdings International will not participate in the company’s management, this is a passive long-term investment. However, FNHI had the opportunity to be part in this while maintaining focus on Worksport covers. “We believe this is a great opportunity for us to gain extra value for the company, its shareholders, and have direct access to software developers,” said Worksport and FNHI CEO Steve Rossi. “We have been working on strategies to find vertical integrations for the impressive skillsets now available to us from the Dayhaps team”.

Several calendar apps have been acquired recently. Sunrise, a similar calendar, was acquired by Microsoft Corporation for over $100 Million USD according to Techcrunch. Beside Microsoft; Salesforce and Alphabet have also made sizeable investments in acquisitions within the shared calendar space.

The calendar space was often focused on individual and simple use. However, where the team of Dayhaps takes a different approach is in providing a group calendar app. This social aspect has given Dayhaps the ability to grow virally which seems to be a huge advantage for the platform and its bright future.

Franchise Holdings International, and its management, are proud to be part of this amazing company and expect to benefit from the company’s strategic positioning.

“We have never met a harder working and more innovative team, than the development and management team at Dayhaps,” Rossi said. “The team works long hours and has some amazing developments forthcoming. We anticipate our equity position to be of considerable value in the future, as this space has seen multiple acquisitions, some above $100 Million”.

About Worksport:

Worksport Ltd. is a fully owned subsidiary and the current lead investment of FNHI. Worksport is a manufacturer of high quality, cost effective tonneau covers and accessories for trucks. It designs and produces hard-working and affordable pick-up truck gear for both work and sport. The company’s product line is versatile and future-focussed, meeting a substantial need within the market. Worksport offers traditional products that are both affordable and dependable, while also offering innovative and sophisticated variations that the pick-up truck market currently lacks. Worksport currently serves customers in Canada and the United States. For more information visit www.worksport.com.

About Franchise Holdings International:

Listed on the OTCQB Market under the trading symbol ‘FNHI’ and currently in the process of a dual listing on a Canadian Stock Exchange, Franchise Holdings International’s strategy is to acquire business in the fastest growing segments, creating shareholder value in the process. Once a business of interest is acquired, FNHI’s mission is to further develop and accelerate the growth for all acquired subsidiaries. Currently the Corporation has one fully owned subsidiary, Worksport Ltd. For more information visit www.FranchiseHoldingsInternational.com. Please view the FNHI investor presentation here.

Contact:

Mr. Steven Rossi

CEO & Director

Franchise Holdings International.

T: 1-888-554-8789

E: Investors@franchiseholdingsinternational.com

Forward-Looking Statements

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